UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Destra Multi-Alternative Fund

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-3477142
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

443 N. Willson Ave. Bozeman, Montana	59715
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________________ (if applicable)

Securities Act registration statement file number to which this form relates: 333-189008

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are shares of common stock, $0.001 par value per share (the “Shares”), of Destra Multi-Alternative Fund (the “Registrant”). An application for listing of the Shares has been filed with the New York Stock Exchange LLC. A description of the Shares is contained under the caption “Description of Capital Structure and Shares” in the Prospectus, which is a part of Post-effective Amendment No. 14 to the Registration Statement on Form N-2 (Registration Nos. 333-189008 and 811-22572), filed with the Securities and Exchange Commission on June 23, 2021 and as supplemented from time to time. Such description is incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DESTRA MULTI-ALTERNATIVE FUND

By:	/s/ Robert A. Watson
Name:	Robert A. Watson
Title:	President

Date: January 11, 2022

2